Exhibit 99.1

CYS Investments, Inc. Announces First Quarter 2012 Financial Results

For Immediate Release

WALTHAM, MA – April 18, 2012– CYS Investments, Inc. (NYSE: CYS) (“CYS” or the “Company”) today announced financial results for the quarter ended March 31, 2012.

First Quarter 2012 Highlights

•	GAAP net income of $69.1 million, or $0.66 per diluted share.

•	Core Earnings of $41.9 million, or $0.39 per diluted share.

•

A component of the Company’s net income for the quarter was $15.4 million, or $0.15 per diluted share, of appreciation on forward settling purchases (also referred to as “drop income”) that was accounted for as net gain from investments on our statement of operations and therefore excluded from our Core Earnings.

•	Operating expenses of 1.46% of average net assets.

•	March 31, 2012 net asset value of $13.14 per share after declaring a $0.50 dividend per share on March 8, 2012.

•	Interest rate spread net of hedge of 1.88%.

•	Weighted average amortized cost of Agency RMBS of $103.24.

Public Offering

On February 1, 2012, the Company completed an underwritten public offering of 28,750,000 shares of common stock at a public offering price of $13.28 per share, raising approximately $377.3 million of net proceeds. The Company has invested all of the net proceeds of this offering.

First Quarter 2012 Results

The Company had net income of $69.1 million during the first quarter of 2012, or $0.66 per diluted share, compared to net income of $44.1 million, or $0.53 per diluted share, in the fourth quarter of 2011. During the first quarter of 2012, the Company had Core Earnings of $41.9 million, or $0.39 per diluted share, compared to $37.8 million, or $0.46 per diluted share, in the fourth quarter of 2011. Core Earnings represents a non-GAAP financial measure and is defined as net income (loss) excluding (i) net realized gain (loss) on investments and termination of swap contracts and (ii) net unrealized appreciation (depreciation) on investments and swap and cap contracts. The quarter-over-quarter increase in Core Earnings was generally the result of the larger asset base due to the February 1, 2012 public offering. The quarter-over-quarter decrease in Core Earnings per diluted share was generally the result of a higher share count due to the February 1, 2012 public offering.

Drop income is a component of our net income accounted for as net gain from investments on our statement of operations and therefore excluded from our Core Earnings. During the first quarter of 2012, the Company generated drop income of approximately $15.4 million, or $0.15 per diluted share, compared to approximately $4.2 million, or $0.05 per diluted share, during the fourth quarter of 2011. During the first quarter of 2012, the Company made forward purchases of approximately $4.4 billion of Agency RMBS with a weighted average drop of approximately $0.21 per $100.00 par value per month compared to approximately $0.8 billion of Agency RMBS with a weighted average drop of approximately $0.21 per $100.00 par value per month during the fourth quarter of 2011.

The Company utilizes forward settling transactions for the majority of its purchases. The benefit of purchasing assets in forward settling transactions is that the Company can purchase assets with specified stipulations such as average loan size and percentage of loans in a particular state. This customization allows the Company to better manage prepayments. In addition, forward settling purchases allow the Company to obtain an asset at a discount (also referred to as “drop”) to its current market value; however, the Company does not receive any interest income on the asset until the forward transaction settles. Obtaining the asset at a discount to market value reduces the impact of prepayments and is accretive to net asset value.

The Company’s net asset value per share on March 31, 2012 was $13.14 after declaring a $0.50 dividend per share on March 8, 2012, compared with $13.02 at December 31, 2011. The increase was primarily the result of Agency RMBS outperforming swaps.

The Company’s operating expenses were $5.1 million, or 1.46% of average net assets, for the first quarter of 2012, compared to $4.1 million, or 1.53% of average net assets, for the fourth quarter of 2011. The increase in operating expenses was primarily the result of an increase in compensation and benefits. However, expenses as a percentage of net assets decreased as a result of the larger asset base.

(dollars in thousands)	Three Months Ended
Key Portfolio Statistics*	March 31, 2012	December 31, 2011
Average Agency RMBS (1)	$9,238,905	$8,624,497
Average repurchase agreements (2)	8,194,067	7,787,405
Average net assets (3)	1,406,049	1,066,036
Average yield on Agency RMBS (4)	2.78%	2.81%
Average cost of funds and hedge (5)	0.90%	1.01%
Interest rate spread net of hedge (6)	1.88%	1.80%
Operating expense ratio (7)	1.46%	1.53%
Leverage ratio (at period end) (8)	7.7:1	7.7:1

(1)	The Company’s average Agency RMBS for the period was calculated by averaging the month end cost basis of settled Agency RMBS during the period.
(2)	The Company’s average repurchase agreements for the period were calculated by averaging the month end repurchase agreements balance during the period.
(3)	The Company’s average net assets for the period were calculated by averaging the month end net assets during the period.
(4)	The Company’s average yield on Agency RMBS for the period was calculated by dividing interest income from Agency RMBS by average Agency RMBS.
(5)	The Company’s average cost of funds and hedge for the period was calculated by dividing total interest expense, including net swap and cap interest income (expense), by average repurchase agreements.
(6)	The Company’s interest rate spread net of hedge for the period was calculated by subtracting average cost of funds and hedge from average yield on Agency RMBS.
(7)	The Company’s operating expense ratio is calculated by dividing operating expenses by average net assets.
(8)	The Company’s leverage ratio was calculated by dividing (i) the Company’s repurchase agreements balance plus payable for securities purchased minus receivable for securities sold by (ii) net assets.
*	All percentages are annualized.

Prepayments

The portfolio recorded $543.2 million in scheduled and unscheduled principal repayments and prepayments, which equated to a constant prepayment rate (“CPR”) of approximately 17.2%, and net amortization of premium of $16.9 million for the first quarter of 2012. This compared to $577.1 million in scheduled and unscheduled principal repayments and prepayments, which equated to a CPR of approximately 19.6% and net amortization of premium of $16.6 million for the fourth quarter of 2011. The decrease in prepayments and repayments occurred despite a further decrease in mortgage interest rates during the quarter ended March 31, 2012.

Dividend

The Company declared a common dividend of $0.50 per share with respect to the first quarter of 2012, the same as for the fourth quarter of 2011. Using the closing share price of $13.09 on March 30, 2012, the first quarter dividend equates to an annualized dividend yield of 15.3%.

Portfolio

At March 31, 2012, the Company’s $13.3 billion portfolio of Agency RMBS was backed by fixed-rate mortgages and hybrid adjustable-rate mortgages (“Hybrid ARMs”) with 0 to 84 months to reset. The Agency RMBS portfolio is made up of 1.7% 2007 production; 4.9% 2009 production; 16.9% 2010 production; 49.8% 2011 production; and 26.7% 2012 production. Additional information about our Agency RMBS portfolio at March 31, 2012 is summarized below:

	Par Value	Fair Value	Weighted Average
Asset Type	(in thousands)		Cost/Par	Fair Value/Par	MTR(1)		Coupon	CPR(2)
10 Year Fixed Rate	$256,373	$269,227	$103.88	$105.01	N/A		3.50%	13.8%
15 Year Fixed Rate	7,306,193	7,666,261	103.05	104.93	N/A		3.54%	14.8%
20 Year Fixed Rate	460,938	489,662	102.36	106.23	N/A		4.16%	21.8%
30 Year Fixed Rate	1,132,244	1,225,193	106.90	108.21	N/A		5.09%	26.5%
Hybrid ARMs	3,493,632	3,657,100	102.54	104.68	65.9		3.19%	20.1%

Total/Weighted Average	$12,649,380	$13,307,443	$103.24	$105.20	65.9	(3)	3.61%	17.3%

(1)	MTR, or “Months to Reset” is the number of months remaining before the fixed rate on a hybrid ARM becomes a variable rate. At the end of the fixed period, the variable rate will be determined by the margin and the pre-specified caps of the ARM. After the fixed period, 100% of the hybrid ARMS in the portfolio reset annually.
(2)	CPR is a method of expressing the prepayment rate for a mortgage pool that assumes that a constant fraction of the remaining principal is prepaid each month or year. Specifically, the constant prepayment rate is an annualized version of the prior three month prepayment rate for those bonds held at March 31, 2012. Securities with no prepayment history are excluded from this calculation.
(3)	Weighted average months to reset of our hybrid ARM portfolio.

Financing, Leverage & Liquidity

At March 31, 2012, the Company had financed its portfolio with approximately $8.2 billion of borrowings under repurchase agreements with a weighted average interest rate of 0.34% and a weighted average maturity of approximately 37.2 days. In addition, the Company had payable for securities purchased of $3.6 billion. The Company’s leverage ratio at March 31, 2012 was 7.7 to 1. At March 31, 2012, the Company’s liquidity position was approximately $1,044.2 million, consisting of unpledged Agency RMBS, U.S. treasury bills and cash and cash equivalents. Below is a list of outstanding repurchase agreements at March 31, 2012 (dollars in thousands):

Counterparty	Total Outstanding Borrowings	% of Total	Amount At Risk (1)	Weighted Average Maturity in Days
Bank of America Securities LLC	$409,774	5.0%	$22,897	23
Bank of Nova Scotia	475,356	5.8	16,355	68
Barclays Capital, Inc.	418,760	5.1	22,182	51
BNP Paribas Securities Corp	281,426	3.4	15,273	44
Cantor Fitzgerald & Co.	339,358	4.1	18,836	18
Citigroup Global Markets, Inc.	325,948	4.0	18,300	23
Credit Suisse Securities (USA) LLC	346,421	4.2	16,916	16
Daiwa Securities America, Inc.	256,072	3.1	14,658	52
Deutsche Bank Securities, Inc.	521,035	6.3	30,001	10
Goldman Sachs & Co.	510,083	6.2	31,208	45
Guggenheim Liquidity Services, LLC	142,280	1.7	7,820	53
Industrial and Commercial Bank of China Financial Services LLC	396,459	4.8	21,111	59
ING Financial Markets LLC	376,629	4.6	21,667	68
Jefferies & Company, Inc.	95,215	1.2	5,116	46
LBBW Securities LLC	199,000	2.4	11,446	51
Mitsubishi UFJ Securities (USA), Inc.	496,061	6.0	27,207	33
Mizuho Securities USA, Inc.	272,747	3.3	15,537	24
Morgan Stanley & Co. Inc.	313,475	3.8	17,935	56
Nomura Securities International, Inc.	260,097	3.2	16,655	51
RBC Capital Markets, LLC	259,284	3.2	15,439	52
South Street Securities LLC	314,533	3.8	16,958	19
The Royal Bank of Scotland PLC	132,496	1.6	7,932	9
UBS Securities LLC	611,930	7.4	34,954	34
Wells Fargo Securities, LLC	480,230	5.8	16,677	9

	$8,234,669	100.0%	$443,080

(1)	Equal to the fair value of pledged securities plus accrued interest income, minus the sum of repurchase agreement liabilities and accrued interest expense.

Hedging

The Company utilizes interest rate swap and cap contracts to hedge the interest rate risk associated with the financed portion of its Agency RMBS portfolio. As of March 31, 2012, the Company had entered into 15 interest rate swap contracts with an aggregate notional amount of $4.7 billion, a weighted average fixed rate of 1.478% and a weighted average expiration of 2.3 years. At March 31, 2012, the Company had entered into three interest rate cap contracts with a notional amount of $0.7 billion, a weighted average cap rate of 1.593% and a weighted average expiration of 3.3 years. These interest rate swap and cap contracts are described below (dollars in thousands):

Interest Rate Swaps Counterparty	Expiration Date	Fixed Pay Rate	Floating Receive Rate(1)	Notional Amount	Fair Value
The Royal Bank of Scotland plc	5/26/2013	1.600%	0.491%	$100,000	$(1,263)
The Royal Bank of Scotland plc	6/30/2013	1.378%	0.470%	300,000	(3,238)
The Royal Bank of Scotland plc	7/15/2013	1.365%	0.567%	300,000	(3,281)
Goldman Sachs	12/15/2013	1.309%	0.474%	400,000	(5,182)
The Royal Bank of Scotland plc	12/16/2013	1.281%	0.474%	500,000	(6,235)
Goldman Sachs	12/16/2013	1.264%	0.474%	400,000	(4,876)
Deutsche Bank Group	12/17/2013	1.323%	0.474%	400,000	(5,285)
The Royal Bank of Scotland plc	7/1/2014	1.720%	0.468%	100,000	(2,468)
Nomura Global Financial Products, Inc.	7/16/2014	1.733%	0.567%	250,000	(6,340)
Deutsche Bank Group	8/16/2014	1.353%	0.498%	200,000	(3,396)
Goldman Sachs	9/23/2014	1.312%	0.474%	500,000	(8,086)
Deutsche Bank Group	10/6/2014	1.173%	0.583%	240,000	(3,069)
Goldman Sachs	2/14/2015	2.145%	0.506%	500,000	(20,194)
Nomura Global Financial Products, Inc.	6/2/2016	1.940%	0.484%	300,000	(11,021)
Morgan Stanley Capital Services, Inc.(2)	12/19/2016	1.426%	0.517%	250,000	(1,007)

Total				$4,740,000	$(84,941)

Interest Rate Caps Counterparty	Expiration Date		Cap Rate	Notional Amount	Fair Value
The Royal Bank of Scotland plc	12/30/2014		2.073%	$200,000	$401
The Royal Bank of Scotland plc	10/15/2015		1.428%	300,000	2,376
The Royal Bank of Scotland plc	11/8/2015		1.360%	200,000	1,771

Total				$700,000	$4,548

(1)	Resets quarterly to 3-Month LIBOR
(2)	The interest rate swap effective date is December 19, 2012 and does not accrue any income or expense until that date.

Conference Call

The Company will host a conference call at 9:00 AM Eastern Time on Thursday, April 19, 2012, to discuss its financial results for the quarter ended March 31, 2012. To participate in the event by telephone, please dial 866.713.8567 at least 10 minutes prior to the start time and reference the conference passcode 57592550. International callers should dial 617.597.5326 and reference the same passcode. The conference call will also be webcast live over the Internet and can be accessed at the Company’s web site at http://www.cysinv.com. To listen to the live webcast, please visit http://www.cysinv.com at least 15 minutes prior to the start of the call to register, download, and install necessary audio software. A dial-in replay will be available on Thursday, April 19, 2012, at approximately 12:00 PM Eastern Time through Thursday, May 3, 2012, at approximately 11:00 AM Eastern Time. To access this replay, please dial 888.286.8010 and enter the conference ID number 54966272. International callers should dial 617.801.6888 and enter the same conference ID number. A replay of the conference call will also be archived on the Company’s website at http://www.cysinv.com.

About CYS Investments, Inc.

CYS Investments, Inc. is a specialty finance company that invests on a leveraged basis in residential mortgage pass-through certificates for which the principal and interest payments are guaranteed by Fannie Mae, Freddie Mac or Ginnie Mae. The Company refers to these securities as Agency RMBS. CYS Investments, Inc. has elected to be taxed as a real estate investment trust for federal income tax purposes.

CYS INVESTMENTS, INC.

STATEMENTS OF ASSETS AND LIABILITIES (UNAUDITED)

(In thousands, except per share numbers)	March 31, 2012	December 31, 2011*
ASSETS:
Investments in securities, at fair value (including pledged assets of $8,806,898 and $8,412,295, respectively)	$13,388,839	$9,466,128
Interest rate cap contracts, at fair value	4,548	5,966
Cash and cash equivalents	10,643	11,508
Receivable for securities sold and principal repayments	116,918	5,550
Interest receivable	34,152	27,815
Other assets	805	1,090

Total assets	13,555,905	9,518,057

LIABILITIES:
Repurchase agreements	8,234,669	7,880,814
Interest rate swap contracts, at fair value	84,941	79,476
Payable for securities purchased	3,634,983	463,302
Distribution payable	58,069	—
Accrued interest payable (including accrued interest on repurchase agreements of $2,425 and $3,747, respectively)	15,564	15,617
Accrued expenses and other liabilities	1,887	1,390

Total liabilities	12,030,113	8,440,599

NET ASSETS	$1,525,792	$1,077,458

Net assets consist of:
Common Stock, $0.01 par value, 500,000 shares authorized (116,139 and 82,753 shares issued and outstanding, respectively)	$1,161	$828
Additional paid in capital	1,434,836	997,884
Retained earnings	89,795	78,746

NET ASSETS	$1,525,792	$1,077,458

NET ASSET VALUE PER SHARE	$13.14	$13.02

*	Derived from audited financial statements.

CYS INVESTMENTS, INC.

STATEMENTS OF OPERATIONS (UNAUDITED)

	Three months ended
(In thousands, except per share numbers)	March 31, 2012	December 31, 2011
INVESTMENT INCOME - Interest income	$65,369	$61,631

EXPENSES:
Interest	6,853	6,437
Compensation and benefits	3,164	2,365
General, administrative and other	1,955	1,708

Total expenses	11,972	10,510

Net investment income	53,397	51,121

GAINS AND (LOSSES) FROM INVESTMENTS:
Net realized gain (loss) on investments	5,173	7,143
Net unrealized appreciation (depreciation) on investments	27,977	(15,730)

Net gain (loss) from investments	33,150	(8,587)

GAINS AND (LOSSES) FROM SWAP AND CAP CONTRACTS:
Net swap and cap interest income (expense)	(11,506)	(13,285)
Net gain (loss) on termination of swap contracts	—	(1,411)
Net unrealized appreciation (depreciation) on swap and cap contracts	(5,923)	16,255

Net gain (loss) from swap and cap contracts	(17,429)	1,559

NET INCOME	$69,118	$44,093

NET INCOME PER COMMON SHARE - DILUTED	$0.66	$0.53

Core Earnings:

Core Earnings represents a non-GAAP financial measure and is defined as net income (loss) excluding net gain (loss) from investments, net gain (loss) on termination of swap contracts and net unrealized appreciation (depreciation) on swap and cap contracts. In order to evaluate the effective yield of the portfolio, management uses Core Earnings to reflect the net investment income of our portfolio as adjusted to include the net swap and cap interest income (expense). Core Earnings allows management to isolate the interest income (expense) associated with our swaps and caps in order to monitor and project our borrowing costs and interest rate spread. In addition, management utilizes Core Earnings as a key metric in conjunction with other portfolio and market factors to determine the appropriate leverage and hedging ratios, as well as the overall structure of the portfolio.

The Company adopted Accounting Standards Codification (“ASC”) 946, Clarification of the Scope of Audit and Accounting Guide Investment Companies (“ASC 946”), prior to its deferral in February 2008, while most, if not all, other public companies that invest only in Agency RMBS have not adopted ASC 946. Under ASC 946, the Company uses financial reporting specified for investment companies, and accordingly, its investments are carried at fair value with changes in fair value included in earnings. Most other public companies that invest only in Agency RMBS include most changes in the fair value of their investments within shareholders’ equity, not in earnings. As a result, investors are not able to readily compare the Company’s results of operations to those of most of its competitors. The Company believes that the presentation of its Core Earnings is useful to investors because it provides a means of comparing its Core Earnings to those of its competitors. In addition, because Core Earnings isolates the net swap and cap interest income (expense) it provides investors with an additional metric to identify trends in the Company’s portfolio as they relate to the interest rate environment.

The primary limitation associated with Core Earnings as a measure of the Company’s financial performance over any period is that it excludes the effects of net realized gain (loss) from investments. In addition, the Company’s presentation of Core Earnings may not be comparable to similarly-titled measures of other companies, who may use different calculations. As a result, Core Earnings should not be considered as a substitute for the Company’s GAAP net income (loss) as a measure of our financial performance or any measure of our liquidity under GAAP.

	Three months ended
(In thousands)	March 31, 2012	December 31, 2011
NET INCOME	$69,118	$44,093
Net (gain) loss from investments	(33,150)	8,587
Net (gain) loss on termination of swap contracts	—	1,411
Net unrealized (appreciation) depreciation on swap and cap contracts	5,923	(16,255)

Core Earnings	$41,891	$37,836